Exhibit 99.1

lululemon athletica inc. Updates Guidance for Fourth Quarter of Fiscal 2017
Ahead of Presentation at the ICR Conference
Vancouver, British Columbia - January 8, 2018 – lululemon athletica inc. (NASDAQ:LULU) today announced that the Company is updating its net revenue and earnings guidance for the fourth quarter of fiscal 2017 ending January 28, 2018.
For the fourth quarter, we now anticipate that net revenue will be in the range of $905 million to $915 million based on a total comparable sales increase in the high single digits on a constant dollar basis. This compares to our previous guidance of net revenue in the range of $870 million to $885 million for the fourth quarter based on a total comparable sales increase in the mid-single digits on a constant dollar basis.
We also now expect diluted earnings per share will be in the range of $1.24 to $1.26 for the fourth quarter. Excluding the impact of the restructuring of our ivivva operations, we expect adjusted diluted earnings per share to be in the range of $1.25 to $1.27 for the quarter. The previous diluted earnings per share guidance for the fourth quarter was a range of $1.18 to $1.21, or $1.19 to $1.22 excluding the impact of the ivivva restructuring. This guidance does not reflect potential future repurchases of the Company's shares and continues to assume 135.6 million diluted weighted-average shares outstanding.
This guidance also continues to assume a 30.4% tax rate and does not reflect the impact of the U.S. tax reform which was enacted on December 22, 2017. We are assessing the impact that the tax reform will have, but expect to recognize a significant income tax expense in the fourth quarter of fiscal 2017 related to the one-time deemed repatriation tax on accumulated foreign earnings. We believe that the impact of the tax reform will be favorable to the Company's effective tax rate in fiscal 2018.
"We are thrilled with our performance this holiday season that reflects an accelerating trend across all parts of our business, and we look forward to continued momentum in 2018 and beyond," said Laurent Potdevin, CEO, lululemon.
Management will be meeting with analysts and investors and presenting at the ICR Conference in Orlando, Florida on Monday January 8, 2018. The audio portion of the presentation will be webcast live at www.lululemon.com. The webcast can be found in the investor relations section of the Company's website.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, with products that create transformational experiences for people to live happy, healthy, fun lives. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Non-GAAP Financial Measures
A constant dollar change in total comparable sales and adjusted diluted earnings per share are non-GAAP financial measures.
A constant dollar basis assumes the average foreign exchange rates for the period remained constant with the average foreign exchange rates for the same period of the prior year. We provide the constant dollar change in total comparable sales because we use this measure to understand the underlying growth rate of net revenue excluding the impact of changes in foreign exchange rates. We believe that disclosing this measure on a constant dollar basis is useful to investors because it enables them to better understand the level of growth of our business.
Adjusted diluted earnings per share excludes the costs recognized in connection with the restructuring of our ivivva operations and its related tax effects. We believe this adjusted financial measure is useful to investors as the adjustments do not directly relate to our ongoing business operations and therefore do not contribute to a meaningful evaluation of the trend in our operating performance. Furthermore, we do not believe the adjustments are reflective of our expectations of our future operating performance and believe this non-GAAP measure is useful to investors because of its comparability to our historical information.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations and our prospects and strategies for future growth. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include our guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include changes in tax laws, such as U.S. tax reform enacted in December 2017, or unanticipated tax liabilities, as well as other risks and uncertainties including, without limitation: our ability to maintain the value and reputation of our brand; the acceptability of our products to our guests; our highly competitive market and increasing competition; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast guest demand for our products; our ability to safeguard against security breaches with respect to our information technology systems; any material disruption of our information systems; our ability to have technology-based systems function effectively and grow our e-commerce business globally; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our ability to deliver our products to the market and to meet guest expectations if we have problems with our distribution system; imitation by our competitors; our ability to protect our intellectual property rights; our ability to manage our growth and the increased complexity of our business effectively; our ability to cancel store leases if an existing or new store is not profitable; our ability to source our merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; increasing labor costs and other factors associated with the production of our products in South and South East Asia; our ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; higher than anticipated costs and our ability to realize the benefits associated with the restructuring of our ivivva business; conflicting trademarks and the prevention of sale of certain products; our exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contact:
ICR, Inc.
Joseph Teklits/Caitlin Morahan
203-682-8200

Media Contact:
Brunswick
Laura Buchanan/Ash Spiegelberg
+44 7974 982492/214-205-6805
or
lululemon athletica inc.
Allison Reid, VP Corporate Communications
+44 7983 026340

Reconciliation of Non-GAAP Financial Measures
Unaudited

This guidance also continues to assume a 30.4% tax rate and does not reflect the impact of the U.S. tax reform which was enacted on December 22, 2017. We are assessing the impact that the tax reform will have, but expect to recognize a significant income tax expense in the fourth quarter of fiscal 2017 related to the one-time deemed repatriation tax on accumulated foreign earnings. We believe that the impact of the tax reform will be favorable to the Company's effective tax rate in fiscal 2018.

Quarter Ending January 28, 2018
Expected diluted earnings per share range, current expectation	$1.24 to $1.26
Non-GAAP adjustments[1]	0.01
Adjusted expected diluted earnings per share range, current expectation	$1.25 to $1.27

Quarter Ending January 28, 2018
Expected diluted earnings per share range, previous expectation	$1.18 to $1.21
Non-GAAP adjustments[1]	0.01
Adjusted expected diluted earnings per share range, previous expectation	$1.19 to $1.22
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1 These adjustments relate to the restructuring of our ivivva operations. Please refer to Note 6 to the unaudited interim consolidated financial statements included in Item 1 of Part I of our Report on Form 10-Q filed with the SEC on December 6, 2017 for further explanation as to the nature of these items.